UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2010

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B,
Levittown, PA		19056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 21, 2010, certain subsidiaries of StoneMor Partners L.P. (the “Company”) entered into Amendment No. 1 to Amended and Restated Purchase Agreement (“Amendment No. 1”) by and among StoneMor Operating LLC (“StoneMor LLC”), StoneMor Indiana LLC (“StoneMor Indiana”), StoneMor Indiana Subsidiary LLC (“StoneMor Subsidiary”), Ohio Cemetery Holdings, Inc., an Ohio non-profit corporation (“Ohio Non-profit,” and collectively with StoneMor LLC, StoneMor Indiana and StoneMor Subsidiary, the “Buyer”), Ansure Mortuaries of Indiana, LLC (“Ansure”), Memory Gardens Management Corporation (“MGMC”), Forest Lawn Funeral Home Properties, LLC (“Forest Lawn”), Gardens of Memory Cemetery, LLC (“Gardens of Memory”), Gill Funeral Home, LLC (“Gill”), Garden View Funeral Home, LLC (“Garden View”), Royal Oak Memorial Gardens of Ohio Ltd. (“Royal Oak”), Heritage Hills Memory Gardens of Ohio Ltd. (“Heritage Hills”), Robert E. Nelms (“Nelms”), Robert Nelms, LLC (“Nelms LLC,” and collectively with Ansure, MGMC, Forest Lawn, Gardens of Memory, Gill, Garden View, Royal Oak, Heritage Hills and Nelms, the “Sellers”) and Lynnette Gray, as receiver (the “Receiver”). Amendment No. 1 amends that certain Amended and Restated Purchase Agreement which was executed by the Buyer and the Receiver dated as of April 2, 2010 (the “Purchase Agreement”) filed as Exhibit 10.1 to the Company’s Current Report of Form 8-K filed on May 5, 2010.

Effective June 21, 2010, pursuant to the Purchase Agreement and Amendment No. 1, the Buyer acquired the stock (the “Stock”) of certain companies owned by Ansure (the “Acquired Companies”) and certain assets (the “Assets”) owned by Nelms, Nelms LLC, Gill, Gardens of Memory, Garden View, Forest Lawn, Heritage Hills, Royal Oak and MGMC, resulting in the acquisition of 8 cemeteries and 5 funeral homes in Indiana, Michigan and Ohio (the “Acquisition”). The Buyer acquired the Stock and Assets, advanced moneys to pay for trust shortfalls of the cemeteries, paid certain liabilities of the Sellers, which were offset by funds held in a Smith Barney Account acquired by the Buyer in the transaction, and paid certain legal fees of the parties to the transaction and other acquisition costs, for a total consideration, including the offset by the funds held in the Smith Barney Account, of approximately $33 million. The Acquisition was financed, in part, by borrowing $22.5 million from the Company’s acquisition facility under the Amended and Restated Credit Agreement dated August 15, 2007 among StoneMor LLC, certain of its subsidiaries, the Company, StoneMor GP LLC, Bank of America, N.A., the other lenders party thereto, and Banc of America Securities LLC, as amended.

In connection with the Acquisition, effective June 21, 2010, StoneMor LLC and StoneMor Indiana (collectively, “StoneMor”) and the Company entered into a Settlement Agreement (the “Settlement Agreement”) with Chapel Hill Associates, Inc., d/b/a Chapel Hill Memorial Gardens of Grand Rapids, Chapel Hill Funeral Home, Inc., Covington Memorial Funeral Home, Inc., Covington Memorial Gardens, Inc., Forest Lawn Memorial Chapel Inc., Forest Lawn Memory Gardens Inc., Fred W. Meyer, Jr. by James R. Meyer as Special Administrator to the Estate of Fred W. Meyer, Jr. (the “F. Meyer Estate”), James R. Meyer (“J. Meyer”), Thomas E. Meyer (“T. Meyer”), Nancy J. Cade (“Cade,” and collectively with the F. Meyer Estate, J. Meyer, and T. Meyer, the “Meyer Family”) and F.T.J. Meyer Associates, LLC (“FTJ”).

The following is a summary of the material provisions of Amendment No. 1 and the Settlement Agreement. This summary is qualified in its entirety by reference to Amendment No. 1 and the Settlement Agreement, which are incorporated by reference hereto and which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively. Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such terms in the Purchase Agreement, Amendment No. 1 and the Settlement Agreement.

Amendment No. 1

Amendment No. 1 amends the Purchase Agreement by: adding certain parties to the Purchase Agreement; modifying certain representations and warranties made by the Sellers in the Purchase Agreement; and providing that the Buyer will assume certain additional liabilities such as the obligation to pay for all claims incurred under the health benefit plans of the Sellers on or before the Closing of the transactions contemplated by the Purchase Agreement and Amendment No. 1, but which have not been reported on or prior to the Closing.

Settlement Agreement

Pursuant to the Settlement Agreement, StoneMor agreed to assume, pay and discharge a portion of Ansure’s and Forest Lawn’s obligations under: (i) certain notes issued by Ansure in favor of Fred W. Meyer, Jr., J. Meyer, T. Meyer, and Cade (collectively, the “Original Meyer Family”); and (ii) a note issued by Forest Lawn to FTJ, which was later assigned to the Original Meyer Family.

StoneMor agreed to assume $7,093,074 of Ansure’s and Forest Lawn’s obligations under the notes they issued, with the remaining principal, interest and fees due under such notes forgiven by the Meyer Family. In connection with the assumption of these obligations, at Closing, StoneMor issued promissory notes to each member of the Meyer Family (the “Closing Notes”) and additional promissory notes payable in installments to certain members of the Meyer Family (the “Installment Notes”). The Closing Notes were issued effective June 21, 2010 in the aggregate principal amount of $5,787,347, were unsecured subordinated obligations of StoneMor, bore no interest and were payable on demand at the Closing. The Closing Notes were paid at Closing by: (i) the issuance by the Company of 293,947 unregistered common units representing limited partnership interests of the Company (the “Units”) valued at $5,585,000 pursuant to the terms of the Settlement Agreement; and (ii) a cash payment of $202,347.

The Installment Notes were issued effective June 21, 2010 in the aggregate principal amount of $1,305,727 to be paid in installments over 4 years. The Installment Notes mature on April 1, 2014. The Installment Notes bear 10.25% interest per annum on the portion of the outstanding balance after the maturity date or while there exists any uncured event of default or the exercise by Lender of any remedies following the occurrence and during the continuance of any event of default. In addition, if StoneMor voluntarily files for bankruptcy or is involved in an involuntary bankruptcy proceeding, the entire principal balance of the Installment Notes will automatically become due and payable.

J. Meyer, T. Meyer and Cade each entered into an Amended and Restated Agreement-Not-To-Compete with StoneMor, which amended the non-compete agreements each previously entered into with Ansure. In consideration for entering into an Amended and Restated Agreement-Not-To-Compete, StoneMor agreed to pay an aggregate of $2,341,926 to J. Meyer, T. Meyer, and Cade, with $297,653 paid at Closing, and the remainder to be paid in installments over 4 years.

The Settlement Agreement also provides that, if the annual distributions paid by the Company to its unitholders are less than $2.20, StoneMor will pay additional cash consideration to the Meyer Family annually for four years pursuant to a formula contained in the Settlement Agreement. StoneMor may also pay up to $2,350,000 to the Meyer Family from the proceeds of the Misappropriation Claims, subject to certain minimum thresholds before payments are required.

In addition, StoneMor provided an assignment from the Receiver to the Meyer Family of the Eminent Domain Claim and the proceeds thereto, at Closing. The Meyer Family agreed to assign its rights under the Fraud Claims to StoneMor.

All obligations of StoneMor, the Company and the Acquired Companies under the Settlement Agreement and other Transaction Documents are subordinate and junior to the obligations of StoneMor, the Company and the Acquired Companies under any Senior Debt.

The Settlement Agreement also includes various representations, warranties, covenants, mutual releases, indemnification and other provisions, which are customary for a transaction of this nature.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Settlement Agreement, effective June 21, 2010, StoneMor issued certain Closing Notes which were paid at Closing and Installment Notes which will be paid over 4 years. The terms of the Closing Notes and Installment Notes are described in Item 1.01 above, which descriptions are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Acquisition, StoneMor GP, LLC, the general partner of the Company (“StoneMor GP”), entered into a Non-Competition Agreement (“Non-Competition Agreement”) dated as of June 21, 2010 with Ronald P. Robertson, pursuant to which Mr. Robertson agreed not to compete with StoneMor GP and the companies under its management and control. In consideration for Mr. Robertson’s covenant not to compete and as a partial payment of the Closing Notes to the Meyer Family pursuant to the Settlement Agreement, effective June 21, 2010, the Company issued 303,800 Units.

Pursuant to the Non-Competition Agreement, the Company is obligated to issue additional Units valued at $500,000 over the next three years as follows: Units valued at $200,000 on each of the first anniversary and second anniversary of the Closing, with the number of Units determined by dividing $200,000 by the per-Unit price on The Nasdaq Stock Market LLC (“Nasdaq”) on the close of the third business day prior to the Closing, subject to adjustments as a result of a Unit split, Unit combination or similar events occurring after the Closing but prior to each of the first and second anniversaries; and Units valued at $100,000 on the third anniversary of the Closing, with the number of Units determined by dividing $100,000 by the per-Unit price on the Nasdaq on the close of the third business day prior to the Closing, subject to adjustments described above.

The Company offered and issued the Units in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the investors in the Non-Competition Agreement and the Settlement Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Purchase Agreement by and among StoneMor Operating LLC, StoneMor Indiana LLC, StoneMor Indiana Subsidiary LLC, Ohio Cemetery Holdings, Inc., Ansure Mortuaries of Indiana, LLC, Memory Gardens Management Corporation, Forest Lawn Funeral Home Properties, LLC, Gardens of Memory Cemetery LLC, Gill Funeral Home, LLC, Garden View Funeral Home, LLC, Royal Oak Memorial Gardens of Ohio Ltd., Heritage Hills Memory Gardens of Ohio Ltd., Robert E. Nelms, Robert Nelms, LLC and Lynnette Gray, as receiver, dated June 21, 2010.

10.2	Settlement Agreement by and among StoneMor Indiana LLC, StoneMor Operating LLC, StoneMor Partners L.P., Chapel Hill Associates, Inc., Chapel Hill Funeral Home, Inc., Covington Memorial Funeral Home, Inc., Covington Memorial Gardens, Inc., Forest Lawn Memorial Chapel Inc., Forest Lawn Memory Gardens Inc., Fred W. Meyer, Jr. by James R. Meyer as Special Administrator to the Estate of Fred W. Meyer, Jr., James R. Meyer, Thomas E. Meyer, Nancy Cade, and F.T.J. Meyer Associates, LLC dated June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: June 25, 2010

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Purchase Agreement by and among StoneMor Operating LLC, StoneMor Indiana LLC, StoneMor Indiana Subsidiary LLC, Ohio Cemetery Holdings, Inc., Ansure Mortuaries of Indiana, LLC, Memory Gardens Management Corporation, Forest Lawn Funeral Home Properties, LLC, Gardens of Memory Cemetery LLC, Gill Funeral Home, LLC, Garden View Funeral Home, LLC, Royal Oak Memorial Gardens of Ohio Ltd., Heritage Hills Memory Gardens of Ohio Ltd., Robert E. Nelms, Robert Nelms, LLC and Lynnette Gray, as receiver, dated June 21, 2010.

10.2	Settlement Agreement by and among StoneMor Indiana LLC, StoneMor Operating LLC, StoneMor Partners L.P., Chapel Hill Associates, Inc., Chapel Hill Funeral Home, Inc., Covington Memorial Funeral Home, Inc., Covington Memorial Gardens, Inc., Forest Lawn Memorial Chapel Inc., Forest Lawn Memory Gardens Inc., Fred W. Meyer, Jr. by James R. Meyer as Special Administrator to the Estate of Fred W. Meyer, Jr., James R. Meyer, Thomas E. Meyer, Nancy Cade and F.T.J. Meyer Associates, LLC dated June 21, 2010.

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